Registration No. 333-______

      As filed with the Securities and Exchange Commission
                         on May 28, 2004
   _________________________________________________________

              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM S-8
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
                    ______________________

                  COMMERCIAL BANKSHARES, INC.
   (Exact name of registrant as specified in its charter)

            Florida                          65-0050176
(State or other jurisdiction of          (I.R.S. Employer
 incorporation or organization)         Identification No.)


  1550 SW 57TH Avenue, Miami, Florida         33144
(Address of principal executive offices)    (zip code)


               2004 EMPLOYEE STOCK OPTION PLAN
           2004 OUTSIDE DIRECTOR STOCK OPTION PLAN
                    (Full title of plans)
                       ______________

                 Jack J. Partagas, President
         1550 SW 57TH Avenue, Miami, Florida  33144
                       (305) 267-1200
            (Name, address and telephone number,
         including area code, of agent for service)

              Copies of all communications to:


                William C. Arnhols, Esquire
                 Scot P. O'Brien, Esquire
                    Akerman Senterfitt
          One Southeast Third Avenue, 28th Floor
                  Miami, Florida  33131

                Telephone: (305) 374-5600





                CALCULATION OF REGISTRATION FEE

 ______________________________________________________________

   Title
  of Each                   Proposed   Proposed
 Class of                    Maximum    Maximum
Securities    Amount        Offering   Aggregate   Amount of
   to be       to be         Price     Offering  Registration
Registered  Registered(1)  Per Share(2)  Price       Fee
__________  _____________  ____________  _____   ____________

Common stock,
par value $.08
per share      250,000(3)   $24.32     $6,080,000   $770.34

Common stock,
par value $.08
per share      50,000(4)    $24.32     $1,216,000   $154.06
                                       __________   _______

    Total                              $7,296,000   $924.40
                                       ==========   =======

(1) Pursuant to Rule 416(a), promulgated under the Securities
Act of 1933, as amended (the "Securities Act"), this
Registration Statement also covers additional securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provision of Rule 457(h) under the Securities Act in the case of shares of common stock of Commercial Bankshares, Inc., par value $.08 per share ("common stock") which may be purchased upon the exercise of options that have not yet been granted and the option price of which is therefore unknown. The fee is calculated on the basis of the average of the high and low price per share of common stock on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of May 25, 2004.

(3) Consists of shares of common stock issuable under the Commercial Bankshares, Inc. 2004 Employee Stock Option Plan.

(4) Consists of shares of common stock issuable under the Commercial Bankshares, Inc. 2004 Outside Director Stock
Option Plan.










                            PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in
Part I of this Registration Statement will be sent or given to all persons who participate in the Company's 2004 Employee Stock Option Plan and the Company's 2004 Outside Director Stock Option Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.






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                           PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     We hereby incorporate by reference into this Registration
Statement the following documents or portions thereof as indicated which we have filed with Commission:

(a) our Annual Report on Form 10-K for the fiscal year ended
    December 31, 2003;

(b) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

(c) our Current Report on Form 8-K filed on April 14, 2004;
    and

(d) the description of our common stock contained in our Registration Statement on Form SB-2 filed with the Commission on October 5, 1993, including any amendments or reports filed or the purpose of updating the description.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than information furnished pursuant to Item 9 or Item 12 of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     Under Section 607.0831 of the Florida Business Corporation Act (or the "FBCA"), a director is not personally liable for monetary damages to the Company or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director's breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was unlawful, (b) a transaction


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from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable,
(d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

     Pursuant to the provisions of Section 607.0850(1) of the Florida Business Corporation Act, we have the power to indemnify any person who is or was a party to any proceeding (other than an action by us, or in our right), because such person is or was a director, an officer, an employee, or an agent of ours (or is or was serving at our request under specified capacities) against liability incurred in connection with such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interest (and with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful).

     With respect to a proceeding by or in our right to procure a judgment in our favor, Section 607.0850(2) of the Florida Business Corporation Act provides that we shall have the power to indemnify any person who is or was a director, officer, employee, or agent of ours (or is or was serving at our request under specified capacities) against expenses and amounts paid in settlement not exceeding, in the judgment of our Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interest, except that no indemnification shall be made in a case in which such person shall have been adjudged to be liable to us unless and only to the extent that the court in which the proceeding was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of a quorum of directors who were not parties to such proceeding, (b) if such a quorum is not attainable or by majority vote of a committee designated by the Board of Directors consisting of two or more directors not parties to the proceeding, (c) by independent legal counsel selected by the Board of Directors described in the foregoing parts (a) and (b), or if a quorum cannot be obtained, then selected by a majority vote of the full Board of Directors, or (d) by our shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding.


                               4




     Section 607.0850(12) of the Florida Business Corporation Act permits us to purchase and maintain insurance on behalf of any director, officer, employee or agent of ours (or one who is or was serving at our request in specified capacities) against any liability asserted against such person or incurred by such person in any such capacity whether or not we have the power to indemnify such person against such liability.

     The Company's and the Bank's Bylaws provide for the indemnification of directors and officers. In addition, the Company and the Bank have entered into separate indemnification agreements with each of their respective directors and officers. The general effect of the Bylaws provisions and the indemnification agreements is to indemnify any director or officer against any liability arising from any action or suit to the fullest extent provided, authorized, allowed or not prohibited by the FBCA. Advances against expenses may be made under the Bylaws and the indemnification agreements, and the indemnity coverage provided thereunder includes liabilities under the federal securities laws as well as in other contexts. The Company's Bylaws is filed as Exhibit
3.2 to the Company's SB-2 Registration Statement.


Item 7.  Exemption From Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

Exhibit No.   Description of Exhibits
___________   _______________________

   4.5        Commercial Bankshares, Inc. 2004 Employee
              Stock Option Plan (incorporated by reference to Appendix A of the Company's 2004 Proxy
              Statement filed with the Commission on March
              15, 2004)

   4.6        Commercial Bankshares, Inc. 2004 Outside
              Director Option Plan (incorporated by reference
              to Appendix B of the Company's 2004 Proxy
              Statement filed with the Commission on March 15,
              2004)

   5.1 Opinion of Akerman Senterfitt regarding the common stock being registered

  23.1        Consent of Independent Certified Public
              Accountants, PricewaterhouseCoopers LLP

  23.2        Consent of Akerman Senterfitt, included in
              Exhibit 5.1

  24.1 Powers of attorney executed by certain officers and directors of the Registrant (included on signature page)


Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,


                               5




               individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public


                               6




policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               7




                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida on this 28 day of May, 2004.


                                  Commercial Bankshares, Inc.
                                  By: /s/ Joseph W. Armaly
                                  ___________________________

                                  Chairman and Chief Executive Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph
W. Armaly and Jack J. Partagas as such person's true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



     Signature                  Title              Date
     _________                  _____              ____

/s/ Joseph W. Armaly      Chairman of the      May 28, 2004
____________________      Board and Chief
                          Executive Officer
                          (Prinicpal Executive
                          Officer)


/s/ Jack J. Partagas      President            May 28, 2004
____________________      and Director


/s/ Barbara E. Reed       Chief Financial      May 28, 2004
___________________       Officer (Principal
                          Financial Officer
                          and Principal
                          Accounting Officer)


/s/ Cromwell A. Anderson  Director             May 28, 2004
________________________



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     Signature                  Title              Date
     _________                  _____              ____

/s/ Robert Namoff         Director             May 28, 2004
_________________


/s/ Michael W. Sontag     Director             May 28, 2004
_____________________


/s/ Sherman Simon         Director             May 28, 2004
_________________


/s/ Martin Yelen          Director             May 28, 2004
________________


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                  INDEX OF ATTACHED EXHIBITS

Exhibit No.     Description of Exhibits
___________     _______________________

    5.1 Opinion of Akerman Senterfitt regarding the common stock being registered

   23.1         Consent of Independent Certified Public
                Accountants, PricewaterhouseCoopers LLP



                              10




                                               EXHIBIT 5.1


                 Opinion of Akerman Senterfitt

                      AKERMAN SENTERFITT
                       Attorneys at Law
                 SunTrust International Center
                         28th Floor
                    One S.E. Third Avenue
                  Miami, Florida 33131-1704
                      (305) 374-5600
                   Telecopy (305) 374-5095


                        May 28, 2004

Commercial Bankshares, Inc.
1550 SW 57th Avenue
Miami, Florida  33134


     Re:  Commercial Bankshares, Inc. (the "Company")
          Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested our opinion with respect to the issuance of up to an aggregate of 300,000 shares of Common Stock, par value $.08 per share of the Company (the "Shares") issuable upon exercise of options to be granted under the terms of the 2004 Employee Stock Option Plan and the 2004 Director Stock Option Plan (the "Plans"), included in the Company's Registration Statement on Form S-8 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     As counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photo static copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     When the Registration Statement becomes effective under the Securities Act, and when the Shares are sold and issued against delivery of adequate consideration


                             11




     therefor in accordance with the Registration Statement and pursuant to the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

     We advise you that the foregoing opinion is limited to the securities laws of the United States of America and the corporate laws of the State of Florida and that we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                  Very truly yours,

                                  AKERMAN SENTERFITT
                                  /s/ Akerman Senterfitt


                               12




                                             EXHIBIT  23.1

    Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 5, 2004 relating to the consolidated financial statements, which appears in the Commercial Bankshares, Inc. Annual Report on form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP
______________________________

Miami, Florida
May 28, 2004


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